Exhibit 10.1

Execution Copy

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of August 25, 2016 (the “Amendment Effective Date”), by and between Computer Sciences Corporation, a Nevada corporation (the “Company”), and J. Michael Lawrie (the “Executive” and, together with the Company, the “Parties”).
WHEREAS, the Company and Executive entered into that certain Employment Agreement (the “Employment Agreement”) dated as of February 7, 2012;
WHEREAS, the Parties desire to extend the Term of Employment, as defined in the Employment Agreement, for a period of one (1) year on the same terms and conditions as set forth in the Employment Agreement;
WHEREAS, the Board of Directors of the Company has approved the amendment of the Employment Agreement in the manner reflected herein.
NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:
1.The terms and conditions set forth in the Employment Agreement shall continue to apply, except that the Term of Employment shall be extended through the earliest to occur of (i) March 31, 2018 or (ii) the date of termination of Executive’s employment in accordance with any one of Sections 5(a) through 5(f) of the Employment Agreement; provided, however, that the Term of Employment is subject to annual Amendment upon mutual agreement of the Parties not later than six (6) months prior to the end of the Company’s fiscal year 2018 or any extended annual period.
2.This Amendment does not alter (i) Executive’s entitlement to any compensation to which Executive is entitled under the Employment Agreement, including, without limitation, additional annual grants of Stock Options, PSU Awards and Career Shares during the Term of Employment, and (ii) the vesting of Executive’s Time-Vesting Inducement RSUs and Performance-Vesting Inducement RSUs that are otherwise due to vest on or before the end of the Term of Employment.
3.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Employment Agreement. This Amendment may be executed in two or more counterparts each of which shall be legally binding and enforceable.
4.All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Employment Agreement shall include the terms contained in this Amendment.
[Signature Page Follows]

1

Exhibit 10.1

Execution Copy

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

Executive:	For Computer Sciences Corporation:
/s/ J. Michael Lawrie	By: /s/ William L. Deckelman, Jr.
Signature	Name: William L. Deckelman, Jr.
J. Michael Lawrie	Title: Executive Vice President, General Counsel and Secretary

Printed Name

August 25, 2016
Date

2